UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) October 21, 1998
                                                          ----------------





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





      Massachusetts               1-5075                 04-2052042
      -------------               ------                 ----------
    (State or other      (Commission File Number)    (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)



    45 William Street, Wellesley, Massachusetts              02481
    -------------------------------------------              -----
    (Address of principal executive offices)               (Zip Code)



                              (781) 237-5100
                              --------------
           (Registrant's telephone number, including area code)



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

On October 21, 1998, EG&G, Inc. and Lumen Technologies, Inc. jointly announced that they have entered into a definitive agreement for EG&G to acquire Lumen, a maker of high-technology specialty light sources, for cash and assumed debt totaling approximately $250 million. (See press release attached hereto as Exhibit 99.)


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EG&G, Inc.


                                        By /s/ John F. Alexander, II
                                           ----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


Date: November 4, 1998
      ----------------


Item 7.  Exhibit Index

         Exhibit (99) --  Press Release dated October 21, 1998

FOR IMMEDIATE RELEASE
---------------------
21 October 1998



                EG&G AND LUMEN TECHNOLOGIES ANNOUNCE ACQUISITION
                ------------------------------------------------
         $250M DEAL BROADENS EG&G'S SPECIALTY LIGHTING PRODUCT OFFERINGS
         ---------------------------------------------------------------


WELLESLEY,  MASS .... EG&G, Inc. (NYSE:EGG) and Lumen Technologies,  Inc. (NYSE:
LNM), Rye, New York, jointly announced today that they have entered into a definitive agreement for EG&G to acquire Lumen, a maker of high-technology specialty light sources, for approximately $250 million in cash and assumed debt.

The acquisition has been approved by the Boards of both companies. Under the agreement, a wholly owned subsidiary of EG&G will commence a tender offer to purchase all outstanding shares of Lumen common stock for $7.75 per share in cash. The offer will be conditioned upon the tender of at least a majority of the Lumen common shares outstanding and certain other conditions. Following consummation of the offer, EG&G's subsidiary will be merged with Lumen and any remaining shares of Lumen common stock will be converted into the right to receive $7.75 per share.

As a result of this acquisition, Lumen will add a product line that includes high-intensity specialty discharge lamps for medical fiberoptic illumination, cinema projection and stage and studio lighting to EG&G's Optoelectronics product offerings. EG&G products include specialty flashlamps, as well as flashtubes used every year in more than 100 million single-use cameras. Together, the companies will be positioned to serve a diverse customer base in high-growth, specialty light-source markets.

Lumen had pro forma 1997 sales of $138.4 million and pro forma six month 1998 sales of $77 million. Lumen has an employee base of 1,140 and operations in California, Connecticut, the United Kingdom and Italy. EG&G Chairman and CEO John M. Kucharski said: "The acquisition of Lumen Technologies reinforces and complements EG&G's positioning strategy. It provides a broadening vehicle for EG&G's technology to move up the optoelectronics value chain."

"Lumen Technologies is a strong strategic fit for EG&G and will complement our Optoelectronics' product mix," explained Gregory L. Summe, EG&G President and COO. "Our combined manufacturing, selling, distribution and R&D expertise will greatly improve our ability to serve our customers.

"This is a win-win situation," Summe continued. "We gain a company renowned for developing state-of-the art lamps and related products used for medical and projection applications and we gain access to leading suppliers of medical fiberoptic systems. Lumen benefits from our low-cost manufacturing facilities and the opportunity to work with suppliers for the major components of lamps and related systems. We expect this acquisition to be slightly accretive to 1999 earnings per share."


                                     -more-

EG&G AND LUMEN TECHNOLOGIES ANNOUNCE ACQUISITION
PAGE 2 OF 2

Lumen Technologies Chairman Martin E. Franklin said: "EG&G and Lumen Technologies are a perfect fit. Through this combination, Lumen will have the capacity to generate faster growth than it could as an independent company. EG&G is acquiring a company with industry-leading management and technology. We wish EG&G every success."

The 51-year history of EG&G started with high-technology application of light. EG&G founder Harold "Doc" Edgerton commercialized the use of the stroboscopic light for engineering analyses and built the Company from there. Today, the EG&G Optoelectronic Strategic Business Unit designs and manufactures optical sensors ranging from simple photocells to sophisticated imaging systems, light sources that include flashlamps and laser diodes, and complex devices for secure pyrotechnic arming and triggering. Micromachined sensors and amorphous silicon detectors are part of the EG&G product line.

FORWARD-LOOKING INFORMATION
This press release contains a number of "forward-looking statements", including statements about the expected consummation of EG&G's acquisition of Lumen, the future benefits EG&G expects to derive as a result of this acquisition and the effect of the acquisition on 1999 earnings. There are a number of important factors that could cause actual events or results to differ materially from those expected or indicated by such statements. These factors include, without limitation, and the risk that the acquisition may not be consummated, EG&G's success in integrating Lumen into its own operations, and the risk that anticipated benefits of acquisitions may not occur or may be delayed or reduced in their realization.

EG&G, INC. IS A GLOBAL TECHNOLOGY COMPANY THAT PROVIDES COMPLETE SYSTEMS, AS WELL AS PRODUCTS TO MEDICAL, AEROSPACE, SEMICONDUCTOR, PHOTOGRAPHIC AND OTHER INDUSTRIES. IT DELIVERS SKILLED SUPPORT SERVICES TO GOVERNMENT AND INDUSTRIAL CUSTOMERS. BASED IN WELLESLEY, MASSACHUSETTS, EG&G HAS ANNUAL SALES OF $1.4 BILLION AND ABOUT 12,000 EMPLOYEES WORLDWIDE.


                                       ###


For further information:
EG&G                                   Lumen Technologies
----                                   ------------------
Financial Inquiries
Deborah S. Lorenz                      Martin E. Franklin, Chairman
Vice President                         (914) 967-9400
Investor Relations and
Corporate Communications
(781) 431-4306

Media
Martin A. Reynolds
Manager of Corporate Communications
(781) 431-4282



0886-1021-98